Exhibit 99.1

FOR IMMEDIATE RELEASE

SAFLINK CORPORATION REPORTS FIRST QUARTER 2006 FINANCIAL RESULTS

BELLEVUE, WA – (May 10, 2006) – Saflink® Corporation (NASDAQ: SFLK), a leading provider of solutions that verify identity, secure access and increase productivity, today reported its financial results for its first quarter ending March 31, 2006.

Revenue for the first quarter of 2006 was $857,000, compared to $768,000 for the fourth quarter of 2005, and $2.2 million for the first quarter of 2005. Saflink reported a net loss attributable to common stockholders of $36.8 million, or $0.42 per share, for the first quarter of 2006, which included non-cash charges of $29.7 million related to the impairment of goodwill and $509,000 for the modification of outstanding warrants. This is compared to a net loss attributable to common stockholders of $7.6 million, or $0.09 per share, for the fourth quarter of 2005 and a net loss attributable to common stockholders of $6.8 million, or $0.09 per share, for the first quarter of 2005, which included a $900,000 non-cash charge related to the impairment of intangible assets.

Non-GAAP operating loss for the first quarter of 2006 was $5.6 million, which excludes certain non-cash charges such as amortization of intangible assets, impairments of goodwill and intangible assets and stock-based compensation expense. This loss is compared to a non-GAAP operating loss of $5.3 million for the first quarter of 2005. Saflink believes that supplementary non-GAAP measures for operating results enhance an investor’s overall understanding of the financial performance of Saflink by reconciling more closely the actual cash expenses of Saflink in its operations, as well as excluding expenses that, in management’s view, are unrelated to the core operations of Saflink. A reconciliation of non-GAAP operating loss and non-GAAP net loss attributable to common stockholders to reported GAAP operating loss and net loss attributable to common stockholders is provided below.

“The first quarter was marked by a renewed and increased focus on the two most prominent and influential credentialing programs on the national stage - TWIC and Registered Traveler. Both programs moved forward with significant milestones being established by DHS for roll-out in the second half of 2006. We believe this bodes well for both the industry and our company,” said Glenn Argenbright, President and CEO of Saflink.

Argenbright continued, “As we stated last quarter, we were not expecting any significant growth in revenue in the first quarter, as several government initiatives had stalled near the end of 2005 and into early 2006. However, we were pleased to see a sizable growth in revenue coming from our commercial channel of Microsoft resellers, which brought in approximately 35 percent of our revenue during the quarter.”

Saflink will hold a conference call to discuss financial results today at 5:00 PM EDT. Saflink may provide forward-looking information on this call. To listen to the conference, please call 1-888-889-5602, domestically, or 973-935-8599, internationally. A recording of the call will be available on the Investors page of the Saflink web site for 30 days after the call.

About Saflink

Saflink Corporation offers biometric security and smart card solutions that protect intellectual property, secure information assets and eliminate passwords. Saflink identity assurance management solutions allow administrators to verify identity and control access to computer networks, physical facilities and applications. Winner of seven awards in 2005, Saflink and its solutions have been recognized by organizations such as Frost & Sullivan and Software Magazine’s Software 500. For more information, please visit http://www.saflink.com or call 800-762-9595.

NOTE: “Saflink” is a registered trademark of Saflink Corporation.

This release contains information about management’s view of our future expectations, plans and prospects that constitute forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from historical results or those indicated by these forward-looking statements as a result of a variety of factors including, but not limited to, risks and uncertainties associated with our financial condition, our ability to sell our products, our ability to compete with competitors and the growth of the security market. In addition, our success will depend in part on our ability to keep pace with a changing marketplace, integrate new technology into our core software and hardware and introduce new products and product enhancements that build off of our existing technologies to address the changing needs of the marketplace. Various technical problems and resource constraints may impede the development, production, distribution and marketing of our products and services. Also, laws, rules, regulations or industry standards may be adopted in response to these technological changes, which in turn, could materially and adversely affect how we will do business. We encourage you to review other factors that may affect our future results in our Annual Report on Form 10-K, as well as other documents we file periodically with the Securities and Exchange Commission.

INVESTOR RELATIONS CONTACT:

Tony Schor, Lindsay Kenoe

(847) 945-2222

www.investorawareness.com

SAFLINK PRESS CONTACT:

Sterling Communications

Lindsay Stril

(253) 853-5030

lstril@sterlingpr.com

- Continued on Next Page -

SAFLINK CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In thousands, except per share data)

	Three months ended March 31,
	2006	2005
Revenue:
Product	$756	$1,178
Service	101	1,006

Total revenue	857	2,184
Cost of revenue:
Product	327	406
Service	126	618
Amortization of intangible assets	671	671

Total cost of revenue	1,124	1,695

Gross profit (loss)	(267)	489
Operating expenses:
Product development	2,419	2,312
Sales and marketing	1,878	2,312
General and administrative	2,057	2,301
Impairment loss on goodwill	29,700	—
Impairment loss on intangible assets	—	900

Total operating expenses	36,054	7,825

Operating loss	(36,321)	(7,336)
Interest expense	(39)	(38)
Other income, net	112	87
Change in fair value of outstanding warrants	—	145

Loss before income taxes	(36,248)	(7,142)

Income tax provision	13	(311)

Net loss	(36,261)	(6,831)

Modification of outstanding warrants	(509)	—
Net loss attributable to common stock holders	(36,770)	(6,831)
Basic and diluted loss per common share	$(0.42)	$(0.09)

Weighted average number of common shares outstanding	88,095	78,921

SAFLINK CORPORATION

Supplemental Non-GAAP Information

(Unaudited)

(In thousands, except per share data)

	Three months ended March 31,
	2006	2005
Operating loss	$(36,321)	$(7,336)
Adjustments to reconcile operating loss in the financial statements to non-GAAP operating loss:
Amortization of intangible assets – cost of sales	671	671
Amortization of intangible assets – general and administrative	25	39
Impairment loss on goodwill	29,700	—
Impairment loss on intangible assets	—	900
Stock-based compensation	302	465

Non-GAAP operating loss	$(5,623)	$(5,261)

Net loss attributable to common stockholders	$(36,770)	$(6,831)
Adjustments to reconcile net loss attributable to common stockholders in the financial statements to non-GAAP net loss attributable to common stockholders:
Amortization of intangible assets – cost of sales	671	671
Amortization of intangible assets – general and administrative	25	39
Impairment loss on goodwill	29,700	—
Impairment loss on intangible assets	—	900
Stock-based compensation	302	465
Change in warrant valuation	—	(145)
Modification of outstanding warrants	509	—
Tax benefit related to impairment loss on intangible assets	—	(324)
Deferred income tax associated with acquisition	13	13

Non-GAAP net income attributable to common stockholders	$(5,550)	$(5,212)

Non-GAAP basic and diluted net loss per share	$(0.06)	$(0.07)
Weighted average number of common shares outstanding	88,095	78,921

Statement Regarding Non-GAAP Disclosures:

To supplement the financial information that is presented in accordance U.S. generally accepted accounting principles (GAAP), we present certain financial measures that exclude certain non-cash charges, including charges related to acquisitions such as amortization of intangible assets, impairments of goodwill and intangible assets and stock-based compensation expense which would otherwise be required by GAAP. We believe that these non-GAAP measures facilitate evaluation by management and investors of our ongoing operating business and enhance overall understanding of our financial performance by reconciling more closely our actual cash expenses in operations as well as excluding expenses that in management’s view are unrelated to our core operations, the inclusion of which may make it more difficult for investors to compare our results from period to period.

Non-GAAP financial measures should not be considered in isolation from, as a substitute for, or superior to, financial information presented in compliance with GAAP, and non-GAAP financial measures we report may not be comparable to similarly titled items reported by other companies.

SAFLINK CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In thousands)

	March 31, 2006	December 31, 2005
ASSETS
Current assets:
Cash and cash equivalents	$9,757	$15,217
Accounts receivable, net	438	692
Inventory	717	563
Prepaid expenses and other current assets	1,060	841

Total current assets	11,972	17,313
Furniture and equipment, net	1,122	1,018
Goodwill	46,223	75,923
Intangible assets, net	19,152	19,848

Total assets	$78,469	$114,102

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,265	$1,204
Accrued expenses	2,450	2,150
Convertible note payable to related party	1,250	1,250
Other current obligation	765	765
Deferred revenue	109	174

Total current liabilities	5,839	5,543
Deferred tax liability	153	140

Total liabilities	5,992	5,683
Stockholders’ equity:
Common stock	889	889
Additional paid-in capital	269,543	269,256
Deferred stock-based compensation	—	(541)
Accumulated deficit	(197,955)	(161,185)

Total stockholders’ equity	72,477	108,419

Total liabilities and stockholders’ equity	$78,469	$114,102